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                              MAYER, BROWN & PLATT
                            190 South La Salle Street

                          Chicago, Illinois 60603-3441


                                                                    MAIN PHONE
                                                                  (312) 782-0600
                                                                    MAIN FAX
                                                                  (312) 701-7711



                                 August 20, 2001


WFN Credit Company, LLC
220 West Schrock Road
Westerville, Ohio  43801

World Financial Network Credit Card Master Trust
800 Techcenter Drive
Gahanna, Ohio  43230

World Financial Network Credit Card Master Note Trust
800 Techcenter Drive
Gahanna, Ohio  43230

                  Re:   World Financial Network Credit Card Master Note
                        Trust, Series 2001-A Registration Statement on Form S-3
                        -------------------------------------------------------

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (Registration Nos. 333-60418 and 333-60418-01) of WFN Credit Company, LLC ("WFN"), together with the exhibits thereto (as amended, the "Registration Statement"), registering notes representing debt of the World Financial Network Credit Card Master Note Trust (the "Trust"), and the related Prospectus, dated August 9, 2001, and Prospectus Supplement, dated August 9, 2001 (together, the "Prospectus"), filed by WFN with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the issuance of $702,000,000 Class A Series 2001-A Asset Backed Notes and $76,500,000 Class B Series 2001-A Asset Backed Notes (the "Series 2001-A Notes"). The Series 2001-A Notes will be issued pursuant to the Master Indenture, dated as of August 1, 2001 (the "Master Indenture"), as supplemented by an Indenture Supplement, dated as of August 21, 2001 (the "Indenture Supplement", and together with the Master Indenture, the "Indenture"), copies of the form of which are included as Exhibits 4.1 and 4.2 to the Registration Statement and the specific terms of which are summarized in the Prospectus, each by and between the Trust and BNY Midwest Trust

CHARLOTTE      CHICAGO      COLOGNE       FRANKFURT
               HOUSTON        LONDON
 LOS ANGELES     NEW YORK        PALO ALTO    PARIS
                     WASHINGTON

INDEPENDENT MEXICO CITY CORRESPONDENT: JAUREGUI, NAVARRETE, NADER Y ROJAS


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Mayer, Brown & Platt

        August 20, 2001
        Page 2

Company, as indenture trustee (the "Indenture Trustee"). We are familiar with the proceedings taken by WFN as transferor in connection with the authorization of the issuance and sale of the Series 2001-A Notes, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.

         We are opining herein as to the effect on the subject transactions of only United States federal law and the laws of the State of New York, and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

         Based on the foregoing, we are of the opinion, as of the date hereof, that the Series 2001-A Notes, upon issuance and sale thereof in the manner described in the Prospectus and as provided in the Indenture, will be validly issued, fully paid and nonassessable, and enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as the same may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, and (ii) general principles of equity (whether enforcement is considered in a proceeding at law or in equity) and by the discretion of the court before which any proceeding therefor may be brought.

         In rendering our opinion, we have assumed that, upon or prior to the issuance and sale of the Series 2001-A Notes, (i) the Indenture Supplement will be duly authorized, executed and delivered by the parties thereto, (ii) all documents required to be executed and delivered in connection with the issuance and sale of the Series 2001-A Notes will be so executed and delivered by properly authorized persons, and (iii) the purchase price for the Series 2001-A Notes will be paid to WFN by the various underwriters named in the Prospectus.

         We hereby consent to the filing of this opinion as part of WFN's Current Report on Form 8-K, dated August 21, 2001.

                                                     Very truly yours,

                                                     /s/ Mayer, Brown & Platt

                                                     Mayer, Brown & Platt

RFH/TAM